EXHIBIT 99

FOR IMMEDIATE RELEASE

                          EMPIRE OF CAROLINA ANNOUNCES
             FIRST QUARTER RESULTS, COMMENTS ON RECENT DEVELOPMENTS

         Delray Beach, FL, May 1, 1997 -- Empire of Carolina, Inc. (AMEX: EMP) today announced financial results for the first quarter of 1997. Net sales for the quarter ended March 31, 1997 increased 15.8% to $25.7 million from $22.2 million for the same quarter of 1996. The net loss for the quarter was $3.3 million or $0.44 per share compared to a net less of $2.2 million or $0.41 per share in 1996.

         The Company also reported that it is discussing terms of various transactions with interested parties and that its lenders have agreed to extend, to May 31, 1997, the time for the Company to obtain the $6 million of additional financing required by the December 1996 amendment to its senior loan agreement. Although the Company is optimistic that it will complete a transaction, no assurances can be given that a transaction will be consummated, that cash generated from operations will be sufficient to fund the Company's continued operations, or, in the event that additional financing is not obtained, that the Company's lenders will continue to provide financing beyond May 31, 1997.

         The Company also reported that Marvin Smollar resigned from the Company's Board of Directors effective April 24, 1997.

         This press release contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. Such statements are subject to various risks and uncertainties which could cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect actual results may vary materially from those anticipated, estimated, expected or projected. Such risks and uncertainties include the Company's ability to obtain additional financing or further extensions of the Company's senior credit line, the Company's ability to manage inventory production and costs, to meet potential increases or decreases in demand, potential adverse customer impact due to delivery delays including effects on existing and future orders, competitive practices in the toy and decorative holiday products industries, changing consumer preferences and risks associated with consumer acceptance of new product introductions, potential increases in raw material prices, potential delays or production problems associated with foreign sourcing of production and the impact of pricing policies including providing discounts and allowances. Certain of these as well as other risks and uncertainties are described in more detail in the Company's Registration Statement on Form S-1 filed under the Securities Act of 1933, Registration No. 333-4440. The Company undertakes no obligation to update any such factors
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or  to  publicly   announce   the  result  of  any   revisions  to  any  of  the
forward-looking   statements  contained  herein  to  reflect  future  events  or developments.


         Empire of Carolina, Inc. designs, develops, manufactures and markets a broad range of basic plastic children's toys. It's Holiday Products Division produces and markets decorative seasonal items including Christmas, Halloween and Easter illuminated products. The Company's full line of basic toys includes the Big Wheel(R) line of ride-on toys, Grand Champions(R) collectible horses, Buddy L(R) cars and trucks, and Power Driver(R) ride-ons.


                    EMPIRE OF CAROLINA, INC. AND SUBSIDIARIES
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

==============================================================================
                                            Three Months Ended March 31,

-------------------------------------------------------------------------------
                                        1997                            1996
                                       -----                            -----

-------------------------------------------------------------------------------
NET SALES                             $  25,686                     $  22,186
-------------------------------------------------------------------------------
COST OF GOODS SOLD                       21,878                        16,217
-------------------------------------------------------------------------------
GROSS PROFIT                              3,808                         5,969
-------------------------------------------------------------------------------
SELLING AND
  ADMINISTRATIVE EXPENSES                 6,493                         7,298
-------------------------------------------------------------------------------
OPERATING LOSS                          (2,685)                       (1,329)
-------------------------------------------------------------------------------
INTEREST EXPENSE                        (2,006)                       (2,119)
-------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                (4,691)                       (3,448)
-------------------------------------------------------------------------------
INCOME TAX BENEFIT                      (1,440)                       (1,292)
-------------------------------------------------------------------------------
NET LOSS                              $ (3,251)                    $  (2,156)
-------------------------------------------------------------------------------
LOSS PER COMMON SHARE                 $  (0.44)                    $   (0.41)
-------------------------------------------------------------------------------
WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING                            7,404                         5,201
===============================================================================


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